PEPPER HAMILTON LLP
                              300 TWO LOGAN SQUARE
                           EIGHTEENTH AND ARCH STREETS
                           PHILADELPHIA, PA 19103-2799
                                  (215)981-4000

                                                 September 23, 1999
WT Mutual Fund
1100 North Market Street
Wilmington, DE 19890

                  Re:   REGISTRATION STATEMENT ON FORM N-14

Ladies and Gentlemen:

                  We have acted as counsel to WT Mutual Fund (the "Trust"), a business trust formed and existing under the Delaware Business Trust Act (the "DBTA") and registered as an open-end management company under the Investment Company Act of 1940 (the "1940 Act"), in connection with the proposed Agreement and Plan of Reorganization between the Trust, acting on behalf of the Wilmington Short/Intermediate Bond Portfolio series of the Trust (the "WT Portfolio"), and Rodney Square Strategic Fixed-Income Fund, a Massachusetts business trust (the "Rodney Square Fund"), acting on behalf of the Short/Intermediate Bond Portfolio series of the Rodney Square Fund (the "RS Portfolio"). As used in this opinion letter, the term "Agreement" refers to the Agreement and Plan of Reorganization described in the preceding sentence in the form filed with the Registration Statement (as defined below). The Agreement provides for the issuance by the Trust of Institutional class shares of the WT Portfolio (the "WT Portfolio Shares") to the Rodney Square Fund, on behalf of the RS Portfolio, in exchange for substantially all of the assets of the RS Portfolio.

                  As counsel to the Fund, you have requested that we render the opinion set forth in this letter, and we are furnishing this opinion letter pursuant to Item 16(11) of Form N-14 under the Securities Act of 1933 (the "1933 Act").


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                                                                      EXHIBIT 11

WT Mutual Fund
Page 2
September 23, 1999

                  The Trust's Agreement and Declaration of Trust dated July 19, 1994, as amended to the date hereof (the "Trust Agreement") authorizes the Trust to issue an unlimited number of shares of beneficial interest, $0.01 par value per share, of the Trust (the "Trust Shares"), authorizes the Board of Trustees of the Trust to designate series and classes of the Trust Shares and to allocate Trust Shares among the series and classes so designated, and authorizes the Trust to issue Trust Shares without issuing certificates representing the Trust Shares. The Board of Trustees of the Trust has by resolutions designated the WT Portfolio as a series of the Trust Shares and designated the WT Portfolio Shares as a class of that series.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Trust's Registration Statement on Form N-14 (1933 Act Registration No. 333-85887) filed with the U.S. Securities and Exchange Commission (the "Commission") on August 25, 1999, and Pre-Effective Amendment Nol. 1 thereto, which is being filed with the Commission on September 23, 1999 (the "Registration Statement"), (ii) the Certificate of Trust of the Trust dated June 1, 1994, as amended to the date hereof, (iii) the Trust Agreement, (iv) the Fund's By-Laws, (v) the Agreement, (vi) certain resolutions of the Board of Trustees relating to the designation and the offer, sale and issuance of the WT Portfolio Shares and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth in this letter.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinion expressed in this letter that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust. In addition, we have assumed that (i) the Trust will remain a validly subsisting business trust under the DBTA, registered as an open-end management company under the 1940 Act, (ii) the Registration Statement will be declared effective and be effective under the 1933 Act upon the issuance of the WT Portfolio Shares pursuant to the Agreement,
(iii) the Agreement will have been executed and delivered by the Trust, on behalf of the WT Portfolio, and the Rodney Square Fund, on behalf of the RS Portfolio, prior to the issuance of the WT Portfolio Shares, (iv) the WT Portfolio Shares will be issued and sold in accordance with the Registration Statement and the Agreement and (v) the Trust will timely file a notice pursuant to Rule 24f-2 under the 1940 Act and pay in full the fee due in connection therewith with respect to the WT Portfolio Shares to be issued and sold pursuant to the Registration Statement and the Agreement.

                                                                      EXHIBIT 11

WT Mutual Fund
Page 3
September 23, 1999


         The law covered by this opinion letter is limited to the laws of the State of Delaware and the federal laws of the United States of America.

         We have rendered the opinion set forth in this letter with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation that may hereafter occur, whether such changes are retroactively or prospectively applied, or to update this opinion letter in any fashion to reflect any facts or circumstances that hereafter come to our attention.

         Based upon and subject to the foregoing examination information, assumptions and qualifications, we are of the opinion that the WT Portfolio Shares, when sold and issued pursuant to the Registration Statement and the Agreement, will be legally outstanding, fully paid, and non-assessable shares of beneficial interest of the Trust.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the references to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Commission thereunder.

         As counsel to the Trust, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as provided in the immediately preceding paragraph, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

                                            Very truly yours,





                                            /s/ Pepper Hamilton LLP